UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               SEALIFE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                                             34-1444240
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)


           5601 W. SLAUSON AVENUE, SUITE 283
                 CULVER CITY, CALIFORNIA                           90230
         (Address of Principal Executive Offices)                (Zip Code)

          FIVE EMPLOYMENT, CONSULTING AND/OR LEGAL SERVICES AGREEMENTS
                              2004 STOCK AWARD PLAN
                            (Full Title of the Plans)

                    ROBERT MCCASLIN, CHIEF EXECUTIVE OFFICER
                        5601 W. SLAUSON AVENUE, SUITE 283
                          CULVER CITY, CALIFORNIA 90230
                     (Name and Address of Agent for Service)

                                 (310) 338-9757
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                             V. JOSEPH STUBBS, ESQ.
                             GREGORY AKSELRUD, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15821 VENTURA BOULEVARD, SUITE 525
                            ENCINO, CALIFORNIA 91436

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                         Proposed       Proposed
                                         Maximum        Maximum
Title of Each Class                      Offering       Aggregate     Amount Of
   of Securities       Amount To Be      Price Per      Offering    Registration
 To Be Registered      Registered(1)     Share(2)(3)    Price(2)(3)    Fee(3)
 ----------------      -------------     -----------    -----------    ------

Common Stock, par
  value $.0001 per
  share ...........      1,616,119         $0.37         $449,964      $57.01

----------
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2) Determined in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the Registration Fee.
(3) Pursuant to Instruction E of Form S-8, the calculated filing fee is with respect to the additional securities (1,216,119 shares) only.

--------------------------------------------------------------------------------
EXPLANATORY NOTE

SeaLife Corporation, a Delaware corporation (the "Registrant"), filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on August 6, 2004 (File No. 333-118018) (the "Original Registration Statement"), registering 400,000 shares of the Common Stock (the "Common Stock"), par value $0.0001 per share, of the Registrant, to be issued pursuant to employment, consulting and/or legal services agreements as follows:

(i) 141,667 shares of Common Stock to be issued to Gael Himmah pursuant to that certain Consulting Agreement dated as of January 1, 2003, as amended, between the Registrant and Gael Himmah;
(ii) 108,333 shares of Common Stock to be issued to Barre Rorabaugh pursuant to that certain Executive Employment Agreement dated as of June 14, 2004, as amended, between the Registrant and Barre Rorabaugh;
(iii) 100,000 shares to be issued in the aggregate to individual partners of Stubbs Alderton & Markiles, LLP pursuant to that certain Engagement Letter dated May 17, 2004, as amended, between the Registrant and Stubbs Alderton & Markiles, LLP; and
(iv) 50,000 shares of Common Stock to be issued to Lee Dicker pursuant to that certain Engagement Letter dated December 15, 2003, between the Registrant and Leonard, Dicker & Schreiber, LLP.

The purpose of this Post-Effective Amendment is to register 1,216,119 additional shares of the Common Stock of the Registrant to be issued as follows:

(i) 160,714 shares of Common Stock to be issued to Gael Himmah pursuant to that certain Consulting Agreement dated as of January 1, 2003, as amended, between the Registrant and Gael Himmah;
(ii) 110,000 shares of Common Stock to be issued to Barre Rorabaugh pursuant to that certain Executive Employment Agreement dated as of June 14, 2004, as amended, between the Registrant and Barre Rorabaugh;
(iii) 405,405 shares to be issued in the aggregate to individual partners of Stubbs Alderton & Markiles, LLP pursuant to that certain Engagement Letter dated May 17, 2004, as amended, between the Registrant and Stubbs Alderton & Markiles, LLP;
(iv) 10,000 shares of Common Stock to be issued to Michael Caraway, CPA pursuant to that certain Consulting Agreement effective as of October 18, 2004, between the Registrant and Michael Caraway, CPA.
(v) 50,000 shares of Common Stock to be issued to Donald Davis pursuant to that certain Engagement Letter dated November 15, 2004 between the Registrant and Davis & Associates, LLP; and
(vi) 80,000 shares of Common Stock to be issued to Robert Lee pursuant to that certain Letter Agreement dated as of November 10, 2004, between the Registrant and Robert Lee.
(vii) 400,000 shares to be issued to employees, officers, directors and consultants of the Registrant pursuant to the provisions of the Registrant's 2004 Stock Award Plan.

Because the shares herein registered are of the same class as the 400,000 shares previously registered by the Registrant on the Original Registration Statement, Instruction E to Form S-8 allows the Registrant to, and the Registrant hereby does, incorporate that Original Registration Statement on Form S-8 by reference.

This Post-Effective Amendment also includes a Reoffer Prospectus prepared in accordance with the requirements of Instruction C to Form S-8 and Part I of Form S-3.
--------------------------------------------------------------------------------

                                     PART I*

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         * Except for the Reoffer Prospectus included herein, information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                               REOFFER PROSPECTUS

                               SEALIFE CORPORATION
                         110,000 SHARES OF COMMON STOCK
                               ($0.0001 par value)
                                   ----------


         This reoffer prospectus relates to the offer and sale from time to time of 110,000 shares of our common stock held by the stockholder named in the "Selling Stockholder" section of this reoffer prospectus. The shares of our common stock offered pursuant to this prospectus were originally issued to the selling stockholder pursuant to our Registration Statement on Form S-8, filed with the Securities and Exchange Commission on August 6, 2004, as amended, in accordance with an Executive Employment Agreement dated June 14, 2004. The selling stockholder is the President of our indirect wholly-owned subsidiary and may be deemed an "affiliate" of us under Rule 405, promulgated under the Securities Act of 1933, as amended.

         The prices at which the selling stockholder may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares. We will bear all expenses of registration incurred in connection with this offering. The selling stockholder whose shares are being registered will bear all selling and other expenses.

         Our common stock is traded on the Over-The-Counter Bulletin Board under the symbol "SLIF." October 25, 2004, the last reported sale price of the common stock on the Over-The-Counter Bulletin Board was $0.34 per share.

         SEE "RISK FACTORS" BEGINNING ON PAGE 6 TO READ ABOUT THE RISKS YOU SHOULD CONSIDER CAREFULLY BEFORE BUYING SHARES OF OUR COMMON STOCK.

                                   ----------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ----------


                The date of this prospectus is November 15, 2004

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

PROSPECTUS SUMMARY                                                             5

RISK FACTORS                                                                   6

FORWARD-LOOKING STATEMENTS                                                    12

USE OF PROCEEDS                                                               13

SELLING STOCKHOLDER                                                           13

PLAN OF DISTRIBUTION                                                          14

WHERE YOU CAN FIND MORE INFORMATION                                           15

LEGAL MATTERS                                                                 16

EXPERTS                                                                       16

                               PROSPECTUS SUMMARY

ABOUT SEALIFE CORPORATION

Our vision is to develop, market and supply eco-friendly products that can solve complex environmental problems with simple natural solutions, establishing the environmentally safe choice as the right choice for future generations.

Our goal is to establish the company as the global leader in "probiotic" technologies. Probiotic technologies refer to technologies and products that work in "partnership with nature" without harming the environment. We believe that worldwide demand for development of products that are not only safe for the environment but will also help clean the environmental damage caused by decades of use and disposal of deadly toxins and the overuse of pesticides and fertilizers, is growing, and will continue to grow. We believe that a substantial percentage of the products in use today can and will be replaced by effective, environmentally safe equivalents.

We have developed a line of products utilizing such "probiotic" technologies for the marine, agricultural and remediation markets. We are now entering our last stage as a development company and will begin substantial sales and marketing efforts beginning in 2005. Recently, however, we began sales and marketing efforts to launch our marine product, SeaLife 1000(TM) and our agricultural products, NuLagoonTM and Soil ResQTM. In anticipation of our intended growth and the introduction of additional products to the market in the near future, we have implemented a corporate structure whereby each market is served by a separately operated subsidiary or division. Our marine products business is operated by our indirect wholly-owned subsidiary, SeaLife Marine Products, Inc. Our agricultural products business is operated by our indirect wholly-owned subsidiary, ProTerra Technologies, Inc. Our remediation product business is operated as a division of the company. We also plan on establishing a research and development division that will focus on the testing and development of existing and new products for each of our subsidiaries and divisions. We have structured our operations in this manner to accommodate the wide range of products that have been and will be developed for unrelated markets.

CORPORATE INFORMATION

INCORPORATION

We were incorporated in Delaware in 1984 under the name Fraser Realty Group. We operated as a real estate investment trust until 1990, when management was unable to secure additional financing or find other means of obtaining needed cash to permit us to meet our obligations. As a result, we ceased operations and remained inactive until December 2002.

ACQUISITION OF NEVADA CORPORATION

On December 17, 2002, pursuant to an Exchange Agreement dated June 30, 2002, we acquired all of the issued and outstanding shares of SeaLife Corp., a Nevada Corporation ("SeaLife Nevada"), in exchange for a substantial majority of the shares of our common stock (the "Acquisition"). Our stockholders retained their 274,554 shares of common stock which were issued and outstanding prior to the consummation of the Acquisition. Concurrent with the Acquisition, we changed our name from Integrated Enterprises, Inc. to SeaLife Corporation, our former directors and officers resigned, and the directors and officers of SeaLife Corp. became our directors and officers.

The Acquisition resulted in our change of control, with the former stockholders of SeaLife Nevada acquiring a substantial majority of our common stock immediately following the closing of the Acquisition. Therefore, the Acquisition was accounted for as a reverse merger, pursuant to which the accounting basis of SeaLife Nevada continued unchanged subsequent to the transaction date. Accordingly, the pre-transaction financial statements of SeaLife Nevada are now our historical financial statements.

Sealife Nevada was organized in April of 2002 to acquire, develop and market certain proprietary products invented by Gael Himmah. At the time of the Acquisition, Sealife Nevada owned all of the outstanding stock of Division G, Inc. a California corporation ("Division G"), Sealife Marine Products, Inc., a California corporation ("Sealife Marine"), and Proterra Technologies, Inc. a California corporation ("Proterra"). As a result of the Acquisition, we became the parent and sole shareholder of Sealife Nevada, and thereby the indirect owner Division G, Sealife Marine and Proterra.

Our executive offices are located at 5601 W. Slauson Avenue, Culver City, California, 90230, and our telephone number is (310) 338-9757.

ABOUT THE OFFERING

This prospectus may be used only in connection with the resale by the selling stockholder of 110,000 shares of our common stock.

We will not receive any proceeds from the sale of the shares of common stock offered by the selling stockholder using this prospectus. On October 25, 2004, we had 15,009,043 shares of common stock outstanding.

The total number of securities registered under the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of which this Reoffer Prospectus is a part is 1,731,428 shares, all of which are common stock of the Registrant. The Registrant is presently authorized to issue 100,000,000 shares of its Common Stock. As of October 25, 2004, there were 15,009,043 outstanding and subscribed for shares. The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shareholders of the Registrant have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Registrant, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares, when issued, will be fully paid and non-assessable. A majority of all issued and outstanding shares shall constitute a quorum for conducting business. The majority of shares present, in any regular or special meeting where a quorum is present, may vote in favor of or against any item of business or election, and shall constitute a majority approval or disapproval of matters voted upon at any such meeting. Shares of common stock do not carry cumulative voting rights. The Registrant presently does not pay any dividends and has no foreseeable plan to pay dividends. There are no special preemptive rights or rights upon liquidation, other than the normal rights and priorities which would attach to shares in liquidation pursuant to Delaware Law. The shares are not subject to call, liability or assessment.


                                  RISK FACTORS

YOU  SHOULD  CAREFULLY  CONSIDER  THE  FOLLOWING  RISK  FACTORS  AND  ALL  OTHER
INFORMATION CONTAINED IN THIS REPORT BEFORE PURCHASING SHARES OF OUR COMMON STOCK. INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IF ANY OF THE FOLLOWING EVENTS OR OUTCOMES ACTUALLY OCCURS, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION WOULD LIKELY SUFFER. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO PURCHASE OUR COMMON STOCK.

RISK RELATED TO OUR BUSINESS

     OUR AUDITORS HAVE A GOING CONCERN QUALIFICATION IN THEIR OPINION CONTAINED IN OUR AUDITED CONSOLIDATED FINANCIAL STATEMENTS WHICH RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

As a result of our substantial historical operating losses, limited revenues and working capital and our capital needs, our auditors have added a going concern qualification (explanatory paragraph) in their report contained in our audited consolidated financial statements for the year ended May 31, 2004 which raises substantial doubt about our ability to continue as a going concern. While we have relied principally in the past on external financing to provide liquidity and capital resources for our operations, we can provide no assurances that cash generated from operations together with cash received in the future from external financing, if any, will be sufficient to enable us to continue as a going concern.

     WE HAVE INCURRED SUBSTANTIAL LOSSES FROM INCEPTION WHILE REALIZING LIMITED REVENUES AND WE MAY NEVER GENERATE SUBSTANTIAL REVENUES OR BE PROFITABLE IN THE FUTURE.

For each fiscal year since our acquisition of SeaLife Nevada in 2002, we have generated net losses and we have accumulated losses totaling approximately $3,109,197 as of September 30, 2004. We have only recently emerged from our development stage operations and have historically generated limited revenues. We can provide no assurances that our operations will generate substantial revenues or be profitable in the future. We have just recently introduced some of our products into the market place have shipped small quantities to our distributors.

     OUR FUTURE REVENUES ARE UNPREDICTABLE AND OUT QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY.

We have a very limited operating history, and have very little revenue to date. We cannot forecast with any degree of certainty whether any of our products or services will ever generate meaningful revenue or the amount of revenue to be generated by any of our products or services. In addition, we cannot predict the consistency of our quarterly operating results. Factors which may cause our operating results to fluctuate significantly from quarter to quarter include:

     -    our ability to attract new and repeat customers;

     - our ability to keep current with the evolving requirements of our target market;

     -    our ability to protect our proprietary technology;

     - the ability of our competitors to offer new or enhanced products or services; and

     - unanticipated delays or cost increases with respect to research and development.

Because of these and other factors, we believe comparisons of our results of operations for our fiscal years ending May 31, 2003 and May 31, 2004 are not good indicators of our future performance. If our operating results fall below the expectations of securities analysts and investors in some future periods, then our stock price may decline.

     WE WILL NEED TO RAISE ADDITIONAL CAPITAL AND IT MAY NOT BE AVAILABLE TO US ON FAVORABLE TERMS OR AT ALL; INABILITY TO OBTAIN ANY NEEDED ADDITIONAL CAPITAL ON FAVORABLE TERMS COULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

We estimate that our company may need to raise up to $2 million of additional capital over the next 12 months to support our operations, meet competitive pressures and/or respond to unanticipated requirements for a period of at least 12 to 15 months. While there are no definitive arrangements with respect to sources of additional financing, management anticipates that these funds may be raised through public and/or private offerings of our common stock.

We cannot assure you that additional financing will be completed on commercially reasonable terms, if at all. The inability to obtain additional financing, when needed or on favorable terms, could materially adversely affect our business, results of operations and financial condition and could cause us to curtail or cease operations.

     OUR SUCCESS DEPENDS IN PART ON OUR SUCCESSFUL DEVELOPMENT AND SALE OF PRODUCTS IN THE RESEARCH AND DEVELOPMENT STAGE.

Many of our product candidates are still in the research and development stage. The successful development of new products is uncertain and subject to a number of significant risks. Potential products that appear to be promising at early states of development may not reach the market for a number of reasons, including but not limited to, the cost and time of development. Potential products may be found to be ineffective or cause harmful side effects, fail to receive necessary regulatory approvals, be difficult to manufacture on a large scale or be uneconomical or fail to achieve market acceptance. Our proprietary products may not be commercially available for a number of years, if at all

There can be no assurance that any of our intended products will be successfully developed or that we will achieve significant revenues from such products even if they are successfully developed. Our success is dependent upon our ability to develop and market our products on a timely basis. There can be no assurance that we will be successful in developing or marketing such products taking advantage of the perceived demand for such products. In addition, there can be no assurance that products or technologies developed by others will not render our products or technologies non-competitive or obsolete.

     FAILURE TO ADEQUATELY EXPAND TO ADDRESS EXPANDING MARKET OPPORTUNITIES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS.

We anticipate that a significant expansion of operations will be required to address potential market opportunities. There can be no assurances that we will expand our operations in a timely or sufficiently large manner to capitalize on these market opportunities. The anticipated substantial growth is expected to place a significant strain on our managerial, operational and financial resources and systems. While management believes it must implement, improve and effectively use our operational, management, research and development, marketing, financial and employee training systems to manage anticipated substantial growth, there can be no assurances that these practices will be successful.

     WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, AND MAY BE EXPOSED TO INFRINGEMENT CLAIMS FROM THIRD PARTIES.

Our success will depend in part on our ability to preserve our trade secrets and to operate without infringing on the proprietary rights of third parties. There can be no assurance that others will not independently develop similar technologies, duplicate our technologies or design around our technologies.

We do not believe that our technology infringes on the patent rights of third parties. However, there can be no assurance that certain aspects of our technology will not be challenged by the holders of patents or that we will not be required to license or otherwise acquire from third parties the right to use additional technology. The failure to overcome such challenges or obtain such licenses or rights on acceptable terms could have a material adverse affect on us, our business, results of operations and financial condition.

The processes and know-how of importance to our technology are dependent upon the skills, knowledge and experience of our technical personnel, consultants and advisors and such skills, knowledge and experience are not patentable. To help protect our rights, we require employees, significant consultants and advisors with access to confidential information to enter into confidentiality and proprietary rights agreements. There can be no assurance, however, that these agreements will provide adequate protection for our trade secrets, know-how or proprietary information in the event of any unauthorized use or disclosure.

     WE MAY BECOME INVOLVED IN INTELLECTUAL PROPERTY LITIGATION, THE DEFENSE OF WHICH COULD ADVERSELY IMPACT OUR BUSINESS OPERATIONS.

We may, from time to time, become involved in litigation regarding patent and other intellectual property rights. From time to time, we may receive notices from third parties of potential infringement and claims of potential infringement. Defending these claims could be costly and time consuming and would divert the attention of management and key personnel from other business issues. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. Claims of intellectual property infringement also might require us to enter into costly royalty or license agreements. However, we may be unable to obtain royalty or license agreements on terms acceptable to us, or at all. In addition, third parties may attempt to appropriate the confidential information and proprietary technologies and processes used in our business, which we may be unable to prevent and which would harm the businesses and our prospects.

     WE FACE TECHNICAL RISKS ASSOCIATED WITH COMMERCIALIZING OUR TECHNOLOGY WHICH COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS RESULTS AND OPERATIONS.

A key to our future success is the ability to produce our products at lower costs than our competitors. Although we are currently utilizing proprietary technology to produce such products at lower costs, our method for producing such products on a commercial basis has only recently begun. Further, although results from recent independent tests and our early production results have been encouraging, the ability of our technology to commercially produce such products at consistent levels is still being evaluated. There can be no assurance that we will continue to produce such products at lower costs than our competitors, nor that our technology will allow us to commercially produce such products at consistent levels.

     WE MAY BE UNABLE TO COMPETE EFFECTIVELY WITH COMPETITORS OF PERCEIVED COMPETING TECHNOLOGIES OR DIRECT COMPETITORS THAT MAY ENTER OUR MARKET WITH NEW TECHNOLOGIES.

The market for our products and services is relatively new. Our ability to increase revenues and generate profitability is directly related to our ability to maintain a competitive advantage because of our U.S. Environmental Protection Agency regulatory registration of our leading product, SeaLife 1000tm. However, we face potential direct competition from companies that may enter this market with new competing technologies and with greater financial, marketing and distribution resources than us. These greater resources could permit our competitors to introduce new products and implement extensive advertising and promotional programs, with which we may not be able to compete. As a result, we can provide no assurances that we will be able to compete effectively in the future.

     OUR PRODUCTS MAY BE SUBJECT TO TECHNOLOGICAL OBSOLESCENCE.

Considerable research is underway by competitors and potential future competitors into the causes and solutions for marine, agricultural and remediation environmental solutions. Discovery of new technologies could replace or result in lower than anticipated demand for our products, which would materially adversely effect our operations and could cause us to curtail or cease operations.

     WE HAVE LIMITED HUMAN RESOURCES.

Our growth to date has placed, and our anticipated further expansion of our operations will continue to place, a significant strain on our management, systems and resources. We will need to continue to develop and improve our financial and management controls and our reporting systems and procedures. We cannot assure you that we will be able to efficiently or effectively manage the growth of our operations, and any failure to do so may limit our future growth and materially and adversely affect our business, financial condition and results of operations.

     OUR FUTURE SUCCESS DEPENDS, IN PART, ON OUR KEY PERSONNEL, CONSULTANTS AND PRINCIPAL MANAGEMENT'S CONTINUED PARTICIPATION.

Our ability to successfully develop our products, manage growth and maintain our competitive position will depend, in a large part, on our ability to attract and retain highly qualified management and technologists. The Company is dependent upon its Chief Executive Officer and Chief Financial Officer, President of SeaLife Marine, and Gael Himmah, an independent contractor that acts as our Chief Consulting Scientist, and other members of our management and consulting team. The Company does not maintain Key Man life insurance on any of these employees or consultants. Competition for such personnel is significant, and there can be no assurance that the Company will be able to continue to attract and retain such personnel. Our consultants may be affiliated or employed by others and some may have consulting or other advisory arrangements with other entities that may conflict or compete with their obligations to the Company. We address such potential conflicts by requiring that our consultants and other independent contractors execute confidentiality agreements upon commencement of relationships with the Company, by closely monitoring the work of such persons and by requiring material transfer and assignment agreements wherever possible and appropriate.

Gael Himmah, the individual responsible for the development of most of the technology that forms the basis of the Company's products is currently party to a consulting agreement with us. If Mr. Himmah terminates his relationship with the Company, or otherwise is unable to provide services to the Company, it may have a negative effect on the Company's ability to continue development of its current and new product lines. The Company does not carry any key-man life insurance on Mr. Himmah and does not have any plans to do so in the near future.

     WE ARE HIGHLY DEPENDENT ON OUTSIDE CONSULTANTS.

If our consultants or collaborative partners do not perform, we may be unable to develop and bring to market new products as anticipated.

We may in the future enter into consulting collaborative arrangements with third parties to develop products. These arrangements may not produce successful products. If we fail to establish these arrangements, the number of products from which we could receive future revenues will be limited.

Our dependence on consulting or collaborative arrangements with third parties subjects us to a number of risks. These arrangements may not be on terms favorable to us. We cannot absolutely control the amount and timing of resources our consultants or collaborative partners may devote to our products, and these third parties may choose to pursue alternative products. These third parties also may not perform their obligations as expected. Business combinations, significant changes in their business strategy, or their access to financial resources may adversely affect a consultant's or partner's willingness or ability to complete its obligations under the arrangement. Moreover, we could become involved in disputes with our consultants or partners, which could lead to delays or termination of the arrangements and time-consuming and expensive litigation or arbitration.

     OUR INABILITY TO ACCESS, OR A CHANGE IN THE PRICES OF, RAW MATERIALS COULD MATERIALLY ADVERSELY IMPACT OUR RESULTS OF OPERATIONS.

We purchase certain raw materials such as Cuprous Oxide and other biocides, pesticides or toxins - under short- and long-term supply contracts. The purchase prices are generally determined based on prevailing market conditions. If there is a shortage in these raw materials, or if our suppliers otherwise increase the costs of such materials, this could materially adversely impact our results of operations.

     WE EXPECT OUR BUSINESS TO BE SEASONAL WHICH MEANS THAT WE ANTICIPATE HAVING LESS REVENUE DURING CERTAIN PORTIONS OF THE YEAR.

Management expects our business to be seasonal, with sales and earnings being relatively higher during the outdoor season (such as spring and summer times) and lower during the indoor season (such as fall and winter times). Accordingly, we may show lower revenues during portions of the year which could correspondingly adversely affect the price of our common stock.

RISKS RELATED TO OUR INDUSTRY

     OUR INDUSTRY IS VERY COMPETITIVE, AND WE MAY BE UNABLE TO CONTINUE TO COMPETE EFFECTIVELY IN THIS INDUSTRY IN THE FUTURE.

We are engaged in an industry that is highly competitive. We compete with many other suppliers and new competitors continue to enter the markets. Many of our competitors, both in the United States and elsewhere, are major chemical companies, and many of them have substantially greater capital resources, marketing experience, research and development staffs, and facilities than we do. Any of these companies could succeed in developing products that are more effective than the products that we have or may develop and may also be more successful than us in producing and marketing their products. We expect this competition to continue and intensify in the future. Competition in our markets is primarily driven by:

     -    product performance, features and liability;
     -    price;
     -    timing of product introductions;
     - ability to develop, maintain and protect proprietary products and technologies;
     -    sales and distribution capabilities;
     -    technical support and service;
     -    brand loyalty;
     -    applications support; and
     -    breadth of product line.

If a competitor develops superior technology or cost-effective alternatives to our products, our business, financial condition and results of operations could be materially adversely affected.

     WE ARE SUBJECT TO A WIDE VARIETY OF LOCAL, STATE AND FEDERAL RULES AND REGULATIONS, WHICH COULD RESULT IN UNINTENTIONAL VIOLATIONS OF SUCH LAWS. ALSO, CHANGES IN SUCH LAWS COULD RESULT IN LOSS OF REVENUES.

As a chemical manufacturer, we are subject to a wide variety of local, state and federal rules and regulations. While we believe that our operations are in compliance with all applicable rules and regulations, we can provide no assurances that from time to time unintentional violations of such rules and regulations will not occur. Certain of our products are regulated by the U. S. Environmental Protection Agency and the individual states where marketed. Government regulation results in added costs for compliance activities and increases the risk of losing revenues should regulations change. Also, from time to time we must expend resources to comply with newly adopted regulations, as well as changes in existing regulations. If we fail to comply with these regulations, we could be subject to disciplinary actions or administrative enforcement actions. These actions could result in penalties, including fines.

RISKS ASSOCIATED WITH OUR COMMON STOCK

     WE HAVE A LIMITED TRADING VOLUME AND SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

To date, we have had a very limited trading volume in our common stock. As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered. In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities. As a result of our limited cash, a number of our employees and consultants have elected to accept a portion of their compensation in shares of our common stock and a portion of these shares have been registered for resale to the public.

     OUR COMMON STOCK PRICE IS HIGHLY VOLATILE.

The market price of our common stock is likely to be highly volatile as the stock market in general, and the market for technology companies in particular, has been highly volatile. Over the course of the quarter ended August 31, 2004, the market price of our common stock has been as high as $0.93, and as low as $0.60. Additionally, over the course of the year ended May 31, 2004, the market price of our common stock has been as high as $1.60, and as low as $0.16.

Factors that could cause such volatility in our common stock may include, among other things:

     -    actual or anticipated fluctuations in our quarterly operating results;
     -    announcements of technological innovations;
     -    changes in financial estimates by securities analysts;
     -    conditions or trends in our industry; and
     -    changes in the market valuations of other comparable companies.

     OUR COMMON STOCK IS A "PENNY STOCK"

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the Securities and Exchange Commission require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to
(i)obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and
(iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

                           FORWARD-LOOKING STATEMENTS

This reoffer prospectus contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Exchange Act of 1934, both as amended. These forward-looking statements are subject to various risks and uncertainties. The forward-looking statements include, without limitation, statements regarding our future business plans and strategies and our future financial position or results of operations, as well as other statements that are not historical. You can find many of these statements by looking for words like "will", "may", "believes", "expects", "anticipates", "plans" and "estimates" and for similar expressions. Because forward-looking statements involve risks and uncertainties, there are many factors that could cause the actual results to differ materially from those expressed or implied. These include, but are not limited to, economic conditions. Any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected in this prospectus, for the reasons, among others, described in the Risk Factors section beginning on page 6. You should read the Risk Factors section carefully, and should not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to release publicly any updated information about forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

The proceeds from the sales of the selling stockholder's common stock will belong to the selling stockholder. We will not receive any proceeds from such sales.

                               SELLING STOCKHOLDER

EXECUTIVE EMPLOYMENT AGREEMENT

On June 14, 2004, we entered into an Executive Employment Agreement with Barre Rorabaugh pursuant to which Mr. Rorabaugh was appointed the President of our indirect wholly-owned subsidiary, SeaLife Marine Products, Inc., the subsidiary that operates our marine products business. Mr. Rorabaugh is responsible for all business activities involving SeaLife Marine Products, Inc. and may be deemed an "affiliate" of us under Rule 405, promulgated under the Securities Act of 1933, as amended. Pursuant to his agreement, Mr. Rorabaugh receives an annual base salary of $150,000 (the "Base Salary"), which the Board may increase at the end of each year of his employment. Mr. Rorabaugh's Base Salary is payable in installments throughout the year in the same manner and at the same times that we pay base salaries to other executive officers, however, until such time that we complete a debt or equity financing in the gross amount of $2,000,000, the Base Salary is payable as follows: (i) payment monthly, at our option, of either
(a) a cash amount equal to two hundred percent (200%) of the applicable minimum wage amount then in effect in the State of California for a month of work based on forty hours of work per week (calculated to be $2,340.00 in the aggregate for a month of work), or (b) a number of shares of our common stock, having a value at the time of issuance, based on the volume weighted average trading price of Common Stock, as quoted on the Over-The-Counter Bulletin Board, for the twenty
(20) consecutive trading days immediately preceding the date of issuance of such shares of common stock, equal to the forgoing cash amount; plus (ii) issuance monthly of a number of shares of common stock having a value at the time of issuance, based on the volume weighted average trading price of Common Stock, as quoted on the Over-The-Counter Bulletin Board, for the twenty (20) consecutive trading days immediately preceding the date of issuance of such shares of Common Stock, of not less than $10,160.

The securities offered for resale pursuant to this reoffer prospectus are the securities issued to Mr. Rorabaugh pursuant to the agreement. In accordance with the provisions of the agreement, we were permitted to issue the securities payable to Mr. Rorabaugh periodically, as payments became due, or as an aggregate sum. We and Mr. Rorabaugh agreed to issue the securities two installments, representing the aggregate number of securities issuable to Mr. Rorabaugh under the agreement based on the date the securities were issued, and therefore, Mr. Rorabaugh's ability to resell any portion of the securities is subject to the provisions of the agreement, which requires that Mr. Rorabaugh only resell such portion of the securities as is sufficient to compensate him for any periodic payments then due by us under the agreement.

Mr. Rorabaugh is also eligible to receive an annual bonus under our management incentive plan to be agreed upon between Mr. Rorabaugh and the Board on an annual basis. The management incentive plan will provide for the payment of certain percentage bonuses based on Mr. Rorabaugh's then-current base salary, and the issuance of options to purchase our common stock, upon achieving specified target objectives set forth in the plan. The agreement terminates on December 31, 2008. In the event that Mr. Rorabaugh's employment is terminated without cause during the term of the agreement, we are obligated to continue to pay Mr. Rorabaugh's then-current base salary for varying periods of time up to twelve (12) months following the effective date of such termination, depending upon when, after the effective date of the agreement, Mr. Rorabaugh was terminated.

Other than the transactions described above, we had no material relationship with the selling stockholder during the three years preceding the date of this prospectus.

SELLING STOCKHOLDER TABLE

This reoffer prospectus relates to shares of Common Stock that are being registered for reoffers and resale by the selling stockholder who has acquired such shares pursuant to an executive employment agreement, and who may be deemed an "affiliate" of us. An "affiliate" is defined under the Securities Act of 1933, as amended, as "a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with" us. Subject to any limitations required by Form S-8, the selling stockholder may resell any or all of the shares of Common Stock at any time while this reoffer prospectus is current. The inclusion of the shares of Common Stock in the table below does not constitute a commitment to sell any shares.

The following table sets forth: (1) the name of the selling stockholder; (2) the position the selling stockholder holds with us; (3) the number of shares of our common stock beneficially owned by such selling stockholder prior to this offering; (4) the number of shares of our common stock offered by such selling stockholder pursuant to this prospectus; and (5) the number of shares, and (if one percent or more) the percentage of the total of the outstanding shares, of our common stock to be beneficially owned by such selling stockholder after this offering, assuming that all of the shares of our common stock beneficially owned by such selling stockholder and offered pursuant to this reoffer prospectus are sold and that the selling stockholder acquires no additional shares of our common stock prior to the completion of this offering. Such data is based upon information provided by the selling stockholder.

                                                                                       PERCENTAGE OF
                                                   COMMON STOCK      COMMON STOCK      COMMON STOCK
                                  COMMON STOCK     BEING OFFERED      OWNED UPON        OWNED UPON
                                 OWNED PRIOR TO   PURSUANT TO THIS   COMPLETION OF     COMPLETION OF
      NAME        POSITION        THE OFFERING       PROSPECTUS      THIS OFFERING     THIS OFFERING
      ----        --------        ------------       ----------      -------------     -------------
                  President of
Barre Rorabaugh   Subsidiary        110,000           110,000              0                 --


                              PLAN OF DISTRIBUTION

         The shares of our common stock offered pursuant to this prospectus may be offered and sold from time to time by the selling stockholder listed in the preceding section, or his donees, transferees, pledgees or other successors in interest that receive such shares as a gift or other non-sale related transfer. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

         The selling stockholder and any of his respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

         o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o An exchange distribution in accordance with the rules of the applicable exchange;

         o        Privately negotiated transactions;

         o        Settlement of short sales;

         o Broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

         o        A combination of any such methods of sale; and

         o        Any other method permitted pursuant to applicable law.

         The selling stockholder may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by him and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus.

         The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The selling stockholder has informed us that he does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We are required to pay all fees and expenses incident to the registration of the shares.

         The foregoing plan of distribution shall at all times be subject to any limitations on resale set forth in Form S-8.


                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a post-effective amendment to a registration statement on Form S-8 with the SEC with respect to the common stock offered by this reoffer prospectus. This reoffer prospectus, which constitutes a part of the post-effective amendment to the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. We refer you to the registration statement and the exhibits and schedules thereto for further information with respect to us and our common stock. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov.

         We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and, in accordance with those requirements, will continue to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC's public reference rooms and the SEC's website referred to above.

         The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the documents listed below and any additional documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering of securities is terminated. The information we incorporate by reference is an important part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information.

         The documents we incorporate by reference are:

         1. Our Annual Report on Form 10-KSB for the year ended May 31, 2004 (File No. 000-13895);

         2. Our Registration Statement on Form S-8, filed with the Securities and Exchange Commission on August 6, 2004 (File No. 333-118018);

         3. All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this reoffer prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

         You may request a copy of these filings, at no cost, by writing or calling us at SeaLife Corporation, 5601 W. Slauson Avenue, Culver City, California, 90230, (310) 338-9757, Attention: Secretary.

         You should rely only on the information contained in this reoffer prospectus or any supplement and in the documents incorporated by reference above. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement or in the documents incorporated by reference is accurate on any date other than the date on the front of those documents.


                                  LEGAL MATTERS

         Stubbs Alderton & Markiles, LLP, Encino, California, has rendered to SeaLife Corporation a legal opinion as to the validity and due issuance of the shares of the Registrant's Common Stock covered by this reoffer prospectus.


                                     EXPERTS

         The financial statements incorporated in this reoffer prospectus by reference to the Annual Report on Form 10-KSB for the year ended May 31, 2004 have been so incorporated in reliance on the report of Pollard-Kelley Auditing Services, Inc., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

         (a) The Registrant's Annual Report on Form 10-KSB for the year ended May 31, 2004 (File No. 000-13895);

         (b) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 (File No. 000-13895);

         (c) The Registrant's Registration Statement on Form S-8, filed with the Securities and Exchange Commission on August 6, 2004 (File No. 333-118018);

         (d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The total number of securities registered hereunder is 1,616,119 shares, all of which are common stock of the Registrant. The Registrant is presently authorized to issue 100,000,000 shares of its Common Stock. As of October 25, 2004, there were 15,009,043 outstanding and subscribed for shares. The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shareholders of the Registrant have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Registrant, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares, when issued, will be fully paid and non-assessable. A majority of all issued and outstanding shares shall constitute a quorum for conducting business. The majority of shares present, in any regular or special meeting where a quorum is present, may vote in favor of or against any item of business or election, and shall constitute a majority approval or disapproval of matters voted upon at any such meeting. Shares of common stock do not carry cumulative voting rights. The Registrant presently does not pay any dividends and has no foreseeable plan to pay dividends. There are no special preemptive rights or rights upon liquidation, other than the normal rights and priorities which would attach to shares in liquidation pursuant to Delaware Law. The shares are not subject to call, liability or assessment.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Stubbs Alderton & Markiles, LLP ("SAM LLP"), has provided legal services to the Registrant in connection with its preparation of this Registration Statement. In addition, SAM LLP has rendered a legal opinion, attached hereto as Exhibit 5.1, as to the validity and due issuance of the shares of the Registrant's Common Stock to be issued and registered hereby. Individual partners of SAM LLP will be issued Common Stock registered by this Registration Statement in payment of fees due SAM LLP for legal services rendered pursuant to the terms of that certain Engagement Letter dated May 17, 2004, as amended, between the Registrant and SAM LLP. Neither SAM LLP, nor any individual partner therof, has been employed on a contingent basis. Neither SAM LLP, nor any individual partner therof, is connected with Registrant other than in their role as outside legal counsel for the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe such person's conduct was unlawful.

         In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Article XI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant to the fullest extent permissible under Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION.

         Not applicable.

ITEM 8.  EXHIBITS.

         THE  FOLLOWING   EXHIBITS  ARE  FILED  AS  PART  OF  THIS  REGISTRATION
STATEMENT:

         4.1      Restated Certificate of Incorporation of the Registrant (1).

         4.2      Bylaws of the Registrant (1).

         4.3      2004 Stock Award Plan

         5.1      Opinion of Stubbs Alderton & Markiles, LLP.

         10.1 Executive Employment Agreement dated June 14, 2004, between the Registrant and Barre Rorabaugh.

         23.1     Consent of Pollard-Kelley Auditing Services, Inc.

         23.2     Consent  of Stubbs  Alderton  &  Markiles,  LLP  (included  in
                  Exhibit 5.1).

         24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

         ----------
         (1) Filed previously as an exhibit to the Registrant's Annual Report on Form 10-KSB for the year ended May 31, 2003 (File No. 000-13895), and incorporated herein by this reference.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 15th day of November, 2004.

                                 SEALIFE CORPORATION
                                 (Registrant)

                                 By:  /s/ Robert McCaslin
                                     -------------------------------------------
                                     Robert McCaslin
                                     President
                                     (Principal Executive Officer)

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints each of Robert McCaslin and J P Heyes as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Post-Effective Amendment No. 1 to Registration Statement or to the Original Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                      TITLE                           DATE
---------                      -----                           ----

 /s/ Robert McCaslin           Chief Executive Officer,        November 15, 2004
---------------------------    Chief Financial Officer
Robert McCaslin                and Director (Principal
                               Executive Officer, and
                               Principal Financial and
                               Accounting Officer)

 /s/ J P Heyes                 Secretary and Director          November 15, 2004
---------------------------
J P Heyes

                                  EXHIBIT INDEX


EXHIBIT NO.          EXHIBIT DESCRIPTION

  4.1         Restated Certificate of Incorporation of the Registrant (1).

  4.2         Bylaws of the Registrant (1).

  4.3         2004 Stock Award Plan

  5.1         Opinion of Stubbs Alderton & Markiles, LLP.

  10.1 Executive Employment Agreement dated June 14, 2004, between the Registrant and Barre Rorabaugh.

  23.1        Consent of Pollard-Kelley Auditing Services, Inc.

  23.2        Consent of Stubbs  Alderton & Markiles,  LLP  (included in Exhibit
              5.1).

  24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

----------
  (1) Filed previously as an exhibit to the Registrant's Annual Report on Form 10-KSB for the year ended May 31, 2003 (File No. 000-13895), and incorporated herein by this reference.